UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

Apogee Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41740	93-4958665
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street, Building 17, Suite 102b,

Waltham, MA, 02453

(Address of Principal Executive Offices, including Zip Code)

(650) 394-5230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	APGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revenue Participation Right Purchase and Sale Agreement

On May 26, 2026 (the “Effective Date”), Apogee Therapeutics, Inc. (the “Company”) entered into a revenue participation right purchase and sale agreement (the “Revenue Share Agreement”) with Annapurna Aggregator L.P., an affiliate of funds managed by Blackstone Life Sciences (“BXLS”).

Pursuant to the Revenue Share Agreement, in exchange for an upfront payment of $100.0 million (the “Tranche 1 Funding”), BXLS purchased from the Company the right to receive tiered revenue share payments (the “Revenue Share Payments”) with respect to annual worldwide net product sales (“Net Sales”) of the Company’s anti-IL-13 antibody, zumilokibart (APG777) (“zumilokibart”).

In addition, under the Revenue Share Agreement:

(i) BXLS will purchase additional Revenue Share Payments from the Company in exchange for a payment of $100.0 million (the “Tranche 2 Funding”), upon the occurrence of full enrollment of patients in both of the Company’s planned registrational monotherapy Phase 3 clinical trials of zumilokibart in patients with atopic dermatitis (“AD”), coded by the Company as APG777-301 and APG777-302 (the “Zumilokibart Phase 3 Clinical Trials”);

(ii) BXLS will purchase additional Revenue Share Payments from the Company in exchange for a payment of $200.0 million (the “Tranche 3 Funding”), upon the occurrence of positive data readouts from the Zumilokibart Phase 3 Clinical Trials meeting agreed upon endpoints with statistical significance; and

(iii) BXLS will purchase additional Revenue Share Payments from the Company in exchange for a payment (the “Tranche 4 Funding”) of, at the Company’s election, between $250.0 million and up to $400.0 million (“Tranche 4 Maximum Purchase Price”), upon zumilokibart’s receipt of marketing approval from the U.S. Food and Drug Administration for the treatment of AD on or prior to December 31, 2030 (the “Tranche 4 Trigger”).

The Revenue Share Payments are based on a tiered percentage of aggregate annual Net Sales of zumilokibart (“Annual Aggregate Product Net Sales”). Under the Revenue Share Agreement, the revenue percentage payable to BXLS is the sum of (a) the base revenue percentage (the “Base Revenue Percentage”) and (b) the tranche 4 revenue percentage (the “Tranche 4 Revenue Percentage” and, together with the Base Revenue Percentage, the “Revenue Percentages”), which applies only from and after the Tranche 4 Funding.

The table below summarizes the Revenue Percentages payable to BXLS, based on the tiers of Annual Aggregate Product Net Sales. The Base Revenue Percentage shown reflects the rate applicable after receipt of the Tranche 1 Funding; this rate would double upon receipt of the Tranche 2 Funding, and double again upon receipt of the Tranche 3 Funding. The Tranche 4 Revenue Percentage is subject to proportional adjustment if the Tranche 4 Funding is less than the Tranche 4 Maximum Purchase Price:

Annual Aggregate Product Net Sales	Base Revenue Percentage	Tranche 4 Revenue Percentage	Maximum Revenue Percentage
Up to and including $5 billion (“Tier 1”)	0.9375%	2.50%	3.4375%
In excess of $5 billion but less than or equal to $8 billion	0.25%	0.00%	0.25%

The Tranche 4 Revenue Percentage is subject to a cap of $1.0 billion in aggregate Tranche 4-related Revenue Share Payments to BXLS, after which the Tranche 4 Revenue Percentage for Tier 1 decreases to 0.00%.

The Revenue Share Payments will be payable during a term commencing on the date of the first commercial sale of zumilokibart and ending on the fifteenth (15th) anniversary of the date of receipt of marketing approval for zumilokibart.

If the Company consummates a change of control with a third party, the Company will be required to pay a certain specified amount to BXLS. Such amount will be credited against future Revenue Share Payments otherwise payable to BXLS following the consummation of the change of control.

In the alternative, at any time after the Company enters into a definitive agreement for a change of control, in lieu of the required payment above, the Company will have the option to pay certain specified amounts to BXLS to buy down a certain percentage of future Revenue Share Payments, if exercised on or prior to the 180-day anniversary of the Effective Date, or on or prior to December 31, 2030 (each, a “Buy-Back Option”). If the Company exercises a Buy-Back Option, the Revenue Percentage will be adjusted downward in accordance with the Revenue Share Agreement, and if the Buy-Back Option is exercised prior to the Tranche 4 Trigger, BXLS will no longer be obligated to pay the Tranche 4 Funding, and in such case the Tranche 4 Revenue Percentages across all tiers will be 0.00%.

Under the Revenue Share Agreement, for the purposes of providing additional assurance to BXLS, including in the event of a recharacterization, the Company has granted BXLS a backup security interest in, among other things, the revenue participation right, the Revenue Share Payments, and the Company’s intellectual property and other product rights related to zumilokibart. This backup security interest will terminate upon the later of (a) a change of control with a permitted transferee and (b) BXLS’s receipt of the applicable change of control payment.

The Company and BXLS also agree to negotiate in good faith a debt financing of up to $500.0 million upon mutual agreement of the parties.

The Revenue Share Agreement contains customary representations, warranties and indemnities of the Company and BXLS, and customary covenants on the part of the Company.

The foregoing description of the Revenue Share Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revenue Share Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026 with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

Press Release

On May 27, 2026, the Company issued a press release announcing the Revenue Share Agreement.

Supplemental Financial Information

As a result of entering into the transactions described in Item 1.01 of this Current Report on Form 8-K (this “Report”), the Company is removing its cash runway end date guidance.

A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated by reference herein. The information furnished under this Item 7.01, including Exhibit 99.1 to this Report, is furnished under Item 7.01 of this Report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 27, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Therapeutics, Inc.

Date: May 27, 2026	By:	/s/ Michael Henderson, M.D.
Michael Henderson, M.D.
Chief Executive Officer